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                                                                    EXHIBIT 99.3

                           REVOCABLE PROXY OF HOLDERS
                                OF CLASS A STOCK

                         AMERITRADE HOLDING CORPORATION

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
               AMERITRADE HOLDING CORPORATION FOR USE ONLY AT THE
                  SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
                          , 2002 AND AT ANY ADJOURNMENT THEREOF.

The undersigned hereby authorizes each member of the Board of Directors of Ameritrade Holding Corporation (the "Company"), or any successors in their respective positions, as proxy, with full powers of substitution, to represent the undersigned at the Special Meeting of Stockholders of the Company to be held
at              , on ,       , 2002, at a.m., Central Daylight Time and at any
postponement or adjournment of said meeting and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the instructions below and on the reverse hereof.

You may enter your voting instructions at [phone number] or [website] until 11:59 p.m. Eastern Time the day before the cut-off or meeting date.

Please indicate your proposal selection by firmly placing an "X" in the appropriate numbered box with blue or black ink only.

Place "X" here if you plan to attend and vote your shares at the meeting [ ]

Proposals

         1. To adopt the Amended and Restated Agreement and Plan of Merger, dated as of May 16, 2002, by and between Datek Online Holdings Corp., Ameritrade Holding Corporation, Arrow Stock Holding Corporation, Arrow Merger Corp. and Dart Merger Corp. and the transactions that it contemplates.

                  [ ] For           [ ] Against                  [ ] Abstain

         2. To vote, in its discretion, upon any other business that may properly come before the Special Meeting or any postponement or adjournment thereof. Management is not aware of any other matters that should come before the Special Meeting.

                  [ ] For           [ ] Against                  [ ] Abstain

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ADOPTION OF THE AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER.

         This proxy is revocable and the undersigned may revoke it at any time prior to the Special Meeting by giving written notice of such revocation to the Secretary of the Company prior to the meeting or by delivering to the Secretary of the Company prior to the meeting a later-dated proxy. Should the undersigned be present and want to vote in person at the Special Meeting, or at any postponement or adjournment thereof, the undersigned may revoke this proxy by giving written notice of such revocation to the Secretary of the Company on a form provided at the meeting. The undersigned hereby acknowledges receipt of a Notice of Special Meeting of Stockholders of the Company called for , 2002 and the Proxy Statement for the Special Meeting prior to the signing of this proxy.

                                            /   /
---------------------------------------- --- --- ----
Signature(s)                                     Date

Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership or LLC, please sign in firm name by authorized partner or member.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.



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                                 [REVERSE SIDE]



                               VOTING INSTRUCTIONS

         TO OUR CLIENTS:

         We have been requested to forward to you the enclosed proxy material relative to securities held by us in your account but not registered in your name. Such securities can be voted only by us as the holder of record. We shall be pleased to vote your securities in accordance with your wishes, if you will execute the form and return it to us promptly in the enclosed business reply envelope. It is understood that, if you sign without otherwise marking the form, the securities will be voted as recommended by the Board of Directors on all matters to be considered at the meeting.

         For this meeting, the extent of our authority to vote your securities in the absence of your instructions can be determined by referring to the applicable voting instruction number indicated on the face of your form.

         VOTING INSTRUCTION NUMBER 1


         We urge you to send in your instructions so that we may vote your securities in accordance with your wishes, however, the rules of the National Association of Securities Dealers provide that if instructions are not received from you prior to the issuance of the first vote, the proxy may be given at discretion by the holder of record of the securities (on the tenth day if the proxy material was mailed at least 15 days prior to the meeting date; on the fifteenth day if proxy material was mailed 25 days or more prior to the meeting date). If you are unable to communicate with us by such date, we will nevertheless follow your instructions, even if our discretionary vote has already been given, provided your instructions are received prior to the meeting date.


         VOTING INSTRUCTION NUMBER 2


         We wish to call your attention to the fact that, under the rules of the National Association of Securities Dealers, we cannot vote your securities on one or more of the matters to be acted upon at the meeting without your specific voting instructions.



         If we do not hear from you prior to the issuance of the first vote, we may vote your securities in our discretion to the extent permitted by the rules of the National Association of Securities Dealers (on the tenth day, if the proxy material was mailed at least 15 days prior to the meeting date; on the fifteenth day if the proxy material was mailed 25 days or more prior to the meeting date). If you are unable to communicate with us by such date, we will nevertheless follow your voting instructions, even if our discretionary vote has already been given, provided your instructions are received prior to the meeting date.


         VOTING INSTRUCTION NUMBER 3

         In order for your securities to be represented at the meeting, it will be necessary for us to have your specific voting instructions. Please date, sign and return your voting instructions to us promptly in the return envelope provided.

         VOTING INSTRUCTION NUMBER 4 REMINDER

         We have previously sent you proxy soliciting material pertaining to the meeting of shareholders of the company indicated.

         According to our latest records, we have not as yet received your voting instruction on the matters to be considered at this meeting and the company has requested us to communicate with you in an endeavor to have your securities voted.

         The voting instructions request pertains to securities carried by us in your account but not registered in your name. Such securities can be voted only by us as the holder of record of the securities. Please date, sign and return your voting instructions to us promptly in the return envelope provided.

         Should you wish to attend the meeting and vote in person, please check the box on the front of the form for this purpose. A legal proxy covering your securities will be issued to you.